SIRC MAMMOTH NOTE NUMBER 006

NEITHER THIS NOTE, NOR THE SHARES OF COMMON STOCK INTO WHICH THIS NOTE SECURITY CONVERTS, HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

CONVERTIBLE PROMISSORY NOTE

DUE ON NINETY DAYS FROM ISSUANCE DATE (“Maturity Date”)

OF

SOLAR INTEGRATED ROOFING CORPORATION

Issuance Date: January 19, 2022

Stated Principal Balance: $600,000 (including, interest fees and original issuance discount)

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of Mammoth Corporation or its registered assigns or successors-in-interest (“Holder”) the principal sum of Six Hundred Thousand Dollars (U.S. $600,000) on the Maturity date (ninety days from the Issuance Date), which principal amount shall include any fees and original issuance discount, together with all accrued but unpaid interest thereon, if any, on demand after the Maturity Date, to the extent such principal amount and interest has not been repaid or converted into the Company's Common Stock, (the “Common Stock”), in accordance with the terms hereof. The Company shall also issue to Holder 100,000 shares of Restricted common stock (the “Earned Restricted Shares”), issuable to Holder and earned by Holder, upon Holder paying the Purchase Price for this Note, subject to adjustment as described in Section 3(c), below.

Interest on the unpaid principal balance hereof shall not otherwise accrue during the term of this note, unless an uncured default occurs, at which time Interest on this Note shall accrue daily commencing on the date of the uncured default and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in accordance with Section 1 hereof. Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 3(a) at the rate (the “Default Rate”) equal to the lower of eighteen (18%) per annum or the highest rate permitted by law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

All payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note by a bank certified check or wire transfer. This Note may not be paid in whole or in part except as otherwise provided herein. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

For purposes hereof the following terms shall have the meanings ascribed to them below:

“Bankruptcy Event” means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement;

(c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company makes a general assignment for the benefit of creditors; (f) the Company fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company , by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event or series of events cease to own 50% or more of the voting power, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), or any holding company reorganization even if there is not a change of 50% or more of the voting power of the Company (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d- 3 under the Exchange Act without regard to the 60-day exercise period) in excess of 35% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the Company enters into any agreement or any number of agreements providing for an event set forth in (i), (ii), (iii) or (iv) above.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the Conversion Price as of the date such ratio is being determined.

“Conversion Price” shall equal fifty cents ($0.50), unless adjusted pursuant to the terms of this Note.

“Conversion Shares” means the shares delivered pursuant to a Conversion Notice

“Convertible Securities” means any convertible securities, to exchange for shares of Common Stock.

“Equity Conditions” shall mean (i) the resale of all Underlying Shares is covered by an effective registration statement which is not subject to any suspension or stop order (with a current and deliverable prospectus that is not subject at the time to any blackout or similar circumstance) or permitted pursuant to an exemption including pursuant to Rule 144(b)(1) under the Securities Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Agreements but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the OTC Markets or such other principal market or exchange on which the Common Stock is quoted for trading.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean a day on which there is trading on the Principal Market.

“Underlying Shares” means the shares of Common Stock into which the Notes are convertible (including interest or principal payments in Common Stock as set forth herein) in accordance with the terms hereof.

The following terms and conditions shall apply to this Note:

Section 1. Interest Payments.

(a)Interest Payments. As long as a default does not occur, further Interest shall not accrue on the remaining unconverted principal balance of this Note (“Interest Amount”).

Section 2. Conversion.

(a)Conversion Right. Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder's option, at any time and from time to time to convert the outstanding balance due under this Note, in whole or in part, by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile or email or any other method that reaches the Company. Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of, Section 2(i) below.

(b)Common Stock Issuance upon Conversion.

(i)Conversion Date Procedures. Upon conversion of this Note pursuant to Section 2(a) above, the outstanding balance elected to be converted hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances and without any restrictions or legends, as is determined by dividing the amount of the Current outstanding Principal Amount of this Note being converted by the then applicable Conversion Price:

For example, a $40,000 conversion amount with a Conversion Price of $0.25 would be entitled to 160,000 conversion shares ($40,000/$0.25).

(ii)Delivery. The Company will deliver to the Holder upon the conversion of this Note via Deposits and Withdrawal at Custodian (DWAC), if possible or by other electronic delivery such as Direct Registration System (DRS), and unrestricted certificates if the shares cannot be sent via DWAC, DRS, or some other electronic form of delivery. If in the case of any conversion hereunder, such shares are not delivered to the Holder by the 5th Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such shares, to rescind such conversion. If the Company fails to deliver the Shares within 5 Trading days, this Note shall be in default.

In recognition that, by paying for this note the Company is obligated to deliver shares to the Holder without further payment by the Holder, the Company shall pay holder liquidated damages in the event holder does not receive free trading shares when obligated to do so. The Liquidated Damages are not a penalty but are designed to set damages, which are uncertain and cannot be known at this time. The damages will be the greater of: (1) 100% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) plus any payment premium; or (2) the product of (A) the average of the 5 highest closing prices commencing on the date the Company was obligated to deliver shares to Holder and ending on the date a judgment is entered by the Court times the number of shares that would be delivered on the date of the default if the entire note were converted on the date the Company was in default. This liquidated damages provision shall also apply to any Change in Control Transaction. In Holder’s sole discretion, in the event the Company is insolvent, or the liquidated damages provided in this provision are not collectable in Holder’s sole judgement, the parties agree that damages will not be sufficient to compensate Holder for any loss and agree that an award of specific performance may be entered by the Court.

Holder may deduct from the amount by which this Note is reduced pursuant to any conversion notice, any fees incurred by Holder for the Conversion or the deposit of any shares received by a Conversion, including, Transfer Agent, Holder’s Brokerage firm, attorney fees for a legal opinion, or any other fee incurred, which will be detailed in an Amended Conversion Notice, after all fees incurred have been tabulated.

(iii)Surrender of Note Not Required. The date of any Conversion Notice hereunder and any Payment Date shall be referred to herein as the “Conversion Date”. The

Holder shall not be required to physically surrender this Note to the Company upon any conversion hereunder unless the full outstanding Principal Amount represented by this Note has been fully converted, or repaid if permitted by the Holder. The Holder and the Company shall maintain records showing the outstanding balance so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder, so as not to require physical surrender of this Note upon each such conversion, until all shares due the Holder have been Delivered.

(c)Conversion Price Adjustments and Protection of Holder’s Right to Convert.

(i)Stock Dividends, Splits and Combinations. If the Company or any of its subsidiaries, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

As used herein, the Affected Conversion Prices (each an “Affected Conversion Price”) shall refer to: (i) the Conversion Price, and (ii) the Market Price occurring on any Trading Day included in the period used for determining the Conversion Price, which Trading Day occurred before the record date in the case of events referred to in clause (A) of this subparagraph 3(c)(i) and before the effective date in the case of the events referred to in clauses (B) and (C) of this subparagraph 3(c)(i).

(ii)Distributions. If the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of Notes would have received had all their Notes been converted into Common Stock at the Conversion Price immediately prior to the record date for such distribution.

(iii)Rounding of Adjustments. All calculations under this Section 3 or Section 1 shall be made to 4 decimal places for dollar amounts or the nearest 1/100th of a share, as the case may be.

(iv)Notice of Adjustments. Whenever any Affected Conversion Price is adjusted pursuant to Section 3(c)(i), (ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(v)Change in Control Transactions. In case of any Change in Control Transaction, the Holder shall have the right thereafter to, at its option, convert this Note, in whole or in part, at the Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 3. The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder’s option. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges or holding company reorganizations, or any other transaction, agreement or other device designed to prevent Holder from converting this Note into shares of the Company or any Successor Issuer of the Company.

(vi)Notice of Certain Events. If:

A.the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; or

F.the Company shall enter into a Change in Control Transaction;

then the Company shall notify holder of the above listed or similar action taken by the Company by email and mail to the last known email and physical address of the Holder Failure of the Company to so notify Holder shall be a default.

(d)Reservation and Issuance of Underlying Securities. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than three (3) times the number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares) be issuable for any note held by Holder (taking into account the adjustments under this Section 3 of this Note but without regard to any ownership limitations contained herein) upon full conversion of any Convertible Note of the Company held by Holder, in Common Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable. Holder will have no right to vote any of the shares so reserved, nor will holder have the right to convey any shares reserved for issuance.

(e)No Fractions. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock, rounded to the nearest whole share of common stock.

(f)Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the Holder for any issue or other incidental expense in respect of the issuance of such certificate, and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g)Cancellation. After all of the outstanding balance of this Note (including accrued but unpaid interest and default payments at any time owed on this Note) has been converted or if permitted by Holder, has been paid in full, this Note shall canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(h)Notices Procedures. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, by email, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as follows:

Solar Integrated Roofing Corporation David Massey, CEO

1475 N. Cuyamaca St. El Cajon, CA 92020

David Massey <dmassey@securehomeimprovement.com>

(i)Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile or email, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service, to Holder at the following:

Mammoth Corporation ATTN: Brad Hare, Pres. 444 S Rand Road, Suite 205 Lake Zurich, IL 60047 brad@mammothcash.com

(i)Conversion Limitation. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon conversion pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Notes) that have limitations on the Holder’s right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder’s “affiliates” at such time (as defined in Rule 144 of the Act) (“Aggregation Parties”) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 4.9% of the total issued and outstanding shares of the Common Stock (the “Restricted Ownership Percentage”), unless the company ceases to be obligated to file periodic reports with the SEC, in which case the Restricted Ownership Percentage shall be 9.9%.

Section 3. Defaults and Remedies.

(a)Events of Default.An “Event of Default” is:

(i)the Company shall declare a dividend (or any other distribution) on its Common Stock; or

(ii)the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

(iii)the Company shall authorize the granting to all holders of the Co mmon Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

(iv)the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company,

any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the

(v)Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

(vi)the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

(vii)the Company shall enter into a Change in Control Transaction; or

(viii)the Company otherwise fails to honor a promise or obligation created in this Note;

as follows:

(b)Remedies. In the event of a default the Conversion Price shall be adjusted

(i)The Conversion Price shall be the lesser of: $0.50 a share; or the Market Price times 0.65 (representing a 35% discount from the Market Price), with the following definitions applying:

“Market Price” shall equal the low trade of the Common Stock during the Pricing Period.

“Pricing Period” shall mean the period beginning 20 trading days preceding the day upon which a Notice of Conversion is received by the Company and ending on the date the Conversion Shares are Delivered, in the event the Conversion Shares are not delivered on the same date as the Conversion Notice. Delivered shall mean the date the shares clear deposit into Holder’s brokerage account, which shall be the date Holder is able to trade the shares free from restrictions of any kind including by the Holder’s Brokerage firm, DTC, Issuer or Issuer’s Transfer Agent. Extending the pricing period will not adjust the number of shares delivered but may adjust the Market Price, Conversion Price and the amount the note is reduced as a result of the conversion, and will be memorialized by and Amended Conversion Notice, which will be submitted to the Issuer by the Holder, if applicable and which shall include any applicable expenses as described in Section 2(b)(ii), above.

(ii)The Company shall be liable to Holder for any balance plus interest due on this Note. The remedy for a failure of the Company to deliver shares to Holder is described in Section 2(b)(ii) of this Note.

(c)In the event Holder does not realize $200,000 in Net Proceeds (proceeds from the sale of the Earned Restricted Shares less all expenses incurred in connection with the clearing, deposit and sale of the Shares), the Company shall issue additional common shares to Holder calculated by the following formula: ($200,000 - Net Proceeds realized by Holder)/Market Price (as defined in Section 3(b), with the Pricing Period Starting from the date of the last sale of the Earned Restricted Shares).

Section 4.General.

(a)Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

(d)Assignment, Etc. The Holder may assign or transfer this Note, subject to the Restrictive Legend on this Note. The Holder shall notify the Company of any such assignment or transfer promptly. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)Governing Law; Jurisdiction.

(i)Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii)Jurisdiction. This Note shall be deemed to have been executed in Lake County, Illinois, the State and County where Holder executes this Note and the County where funds are being sent and to where funds are to be repaid. The Company and David Massey expressly agree and consent that the Nineteenth Judicial Circuit in Lake County Illinois or the United States District Court for the Northern District of Illinois shall have sole jurisdiction of any action pertaining to this note.

The Company agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii)NO JURY TRIAL. THE COMPANY AND THE LIMITED GUARANTOR HERETO KNOWINGLY AND VOLUNTARILY WAIVE ANY AND ALL RIGHTS EACH MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, OR IN ANY WAY RELATING OR REFERRING TO THIS NOTE.

(g) Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder.

Waiver. The Company hereby waives any and all demands of any nature whatsoever, any and all notices of any nature whatsoever, dishonor, presentment of any kind whatsoever, and protest of or in connection with the Note or any Indebtedness.  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

[Signature Page follows]

The Company:

SOLAR INTEGRATED ROOFING CORPORATION

By: /s/ David Massey  David Massey, CEO

The Holder:

MAMMOTH CORPORATION

By: /s/ Brad Hare

Name: Brad Hare Title: President

Limited Personal Guarantee.

The undersigned, David Massey, (“Limited Guarantor”) will be personally liable to Mammoth Corporation for damages suffered by Mammoth Corporation only in the event that the Company does not issue shares pursuant to a Conversion Notice issued pursuant to the Note described herein. The guaranty hereunder shall be unconditional and absolute and the undersigned waive all rights of subrogation and set-off until all sums under this guaranty are fully paid. The undersigned further waive all suretyship defenses or defenses in the nature thereof, generally.

This guaranty shall be binding upon and inure to the benefit of the parties, their successors, assigns and personal representatives.

The Limited Guarantor:

By: /s/ David Massey

David Massey

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Debenture)

TO:SOLAR INTEGRATED ROOFING CORPORATION

RE:SIRC MAMMOTH NOTE NUMBER 006

The undersigned hereby irrevocably elects to convert a portion of the of the principal amount of the above Debenture into Shares of Common Stock of SOLAR INTEGRATED ROOFING CORPORATION, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Amount to be converted:$

Market Price$

Conversion Price per share:$

Number of shares of Common Stock to be issued:

Amount of Principal Reduced:$

Amount of Debenture unconverted:$

Please issue the shares of Common Stock in the following name and to the following address:

Mammoth Corporation DELIVERY INSTRUTCTIONS:

Issue to:Mammoth Corporation

Name:Brad Hare

Authorized Signature:

Title:President

Phone Number:(847) 540-5044

Broker DTC Participant Code: Account Number: